UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

Technipower Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Commerce Drive
Danbury, Connecticut 06810
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (203) 748-7001

 (Former name or former address, if changed since last report)

Solomon Technologies, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks described in our Annual Report on Form 10-KSB for the year ended December 31, 2008.

The Company does not currently report its financial results to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The Company’s previous filing was on Form 8-K on April 15, 2009.

Item 1.03.     Bankruptcy or Receivership

On September 17, 2010, the United States Bankruptcy Court for the District of Connecticut (the “Court”) issued an order approving the Company’s First Amended Disclosure Statement (“Disclosure Statement”) and fixing the dates for filing acceptance or rejection of the Company’s First Amended Plan of Reorganization (“Plan”), for the filing of any objections thereto and for the confirmation hearing. The Court previously entered an order for relief with respect to the Company under Chapter 11of the Bankruptcy Code on December 2, 2009. On September 29, 2010, the Court granted the Company’s motion for an ex parte Order (i) to provide notice of the hearing on confirmation of the Plan to the Company’s stockholders in the form of this 8-K and (ii) to set the record date on October 26, 2010.

Pursuant to the terms of the Plan, if approved, the holders of the Company’s common stock on the record date will receive approximately 1% of the common stock of the reorganized Company. Under the Plan, if approved, the senior secured creditors of the Company will receive 62½ of the common stock of the reorganized Company, the subordinated secured creditors of the Company will receive 12½ of the common stock of the reorganized Company, the unsecured creditors of the Company will receive 20% of the common stock of the reorganized Company, and the holders of the preferred stock of the Company will receive 4% of the common stock of the reorganized Company. The record date for the issuance of all shares of common stock of the reorganized Company is October 26, 2010.

Pursuant to the Plan, all of the technology and assets of the Company other than those described below will be transferred to a newly formed private entity in which the common stockholders of the Company will not have an interest. The principal assets to be retained by the reorganized Company are (i) U.S. Patent No. 5,067,932, issued on November 26, 1991, entitled “Dual-Input Infinite-Speed Integral Motor and Transmission Device”, which is the basis for the Company’s Electric Wheel® technology, (ii) claims for infringement of this patent against Toyota Motor Corporation, and (iii) malpractice and related claims by the Company against its former legal counsel with respect to litigation of the patent infringement case.

No vote of the common stockholders with respect to the Plan is or will be requested, and the common stockholders will be deemed to have rejected the Plan. However, each common stockholder has the right to file an objection to the Plan pursuant to Bankruptcy Rule 3020(b) no later than October 22, 2010. All such objections shall be in writing and shall be submitted to the United States Bankruptcy Court, District of Connecticut, Giaimo Federal Building, 150 Court Street, Room 302, New Haven, CT 06510, Ref: Technipower Systems, Inc., fka Solomon Technologies, Inc., Case No. 09-52444(AHWS).

The Disclosure Statement, with exhibits thereto (including the Plan), the Sale and Settlement Agreement pursuant to which the Company’s operating subsidiary, Technipower LLC, will be sold to a senior secured creditor of the Company, and the Order of the Court with respect to the Disclosure Statement, are attached hereto as Exhibits. These documents include, among other things, an overview of the Chapter 11 process, a description of the Company’s operating business, a description of the Company’s pre-bankruptcy filing indebtedness, events leading up the commencing of the Chapter 11 filings, procedures relating to the approval of the Plan and the classification and treatment of claims and equity interests under the Plan.

The Company expects the Plan to be approved on or about October 26, 2010.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit Number	Description
20.1	First Amended Disclosure Statement relating to First Amended Plan of Reorganization
20.2	Exhibit 1: First Amended Plan of Reorganization
20.3	Exhibit 2: Liquidation Analysis
20.4	Sale and Settlement Agreement by and among the Company, Technipower LLC and Jezebel Management Corporation
20.5	Bankruptcy Court Order Approving Disclosure Statement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNIPOWER SYSTEMS, INC.
(Registrant)

Dated: September 29, 2010	By:	/s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.
President and Principal Executive Officer